UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  May 28, 2013

The Bon-Ton Stores, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	0-19517	23-2835229
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2801 E. Market Street, York, Pennsylvania 17402
(Address of principal executive offices)

(717) 757-7660
(Registrant’s telephone number, including area code)

  Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01           Other Events

On May 28, 2013, The Bon-Ton Stores, Inc. (the “Company”) issued a press release announcing the interim results of the previously announced cash tender offers by The Bon-Ton Department Stores, Inc., a wholly-owned subsidiary of the Company (“Bon-Ton”), for any and all of its outstanding 10¼% Senior Notes due 2014 (such notes, the “2014 Notes”) (such offer, the “2014 Notes Offer”) and up to $223 million of its 10 ⅝% Senior Secured Notes due 2017 (such notes, the “2017 Notes” and, together with the 2014 Notes, the “Notes”) (such offer, the “2017 Notes Offer” and, together with the 2014 Notes Offer, the “Offers”), upon the terms and conditions set forth in the Offer to Purchase dated May 13, 2013.

As of 5:00 p.m., New York City time, on May 24, 2013 (the “Early Tender Time”), $29.3 million in aggregate principal amount of the 2014 Notes, or approximately 42.5% of the 2014 Notes outstanding, had been validly tendered and not withdrawn, and $187.7 million in aggregate principal amount of the 2017 Notes, or approximately 56.9% of the 2017 Notes outstanding, had been validly tendered and not withdrawn. Pursuant to the terms and conditions of the Offers, Bon-Ton has accepted for purchase and paid for all Notes validly tendered (and not validly withdrawn) prior to the Early Tender Time, and holders of Notes (“Holders”) who tendered such Notes received $1,006.25 per $1,000 in principal amount of Notes, plus accrued and unpaid interest to, but not including, May 28, 2013.

Each Offer is scheduled to expire at 12:00 midnight, New York City time, on June 10, 2013 (unless extended) (the “Expiration Time”). Holders who validly tender their Notes after the Early Tender Time but on or before the Expiration Time will be eligible to receive the “Tender Offer Consideration” of $976.25 per $1,000 principal amount of the 2014 Notes tendered or $976.25 per $1,000 principal amount of the 2017 Notes tendered, as applicable. Holders whose Notes are accepted for payment in the Offers after the Early Tender Time will also receive accrued and unpaid interest up to, but not including, the final settlement date.

Tendered Notes may no longer be withdrawn. Any extension, delay, termination or amendment of the Offers will be followed as promptly as practicable by a public announcement thereof.

The press release also announced that, on May 28, 2013, Bon-Ton gave irrevocable notices of redemption for (i) all 2014 Notes not tendered prior to the Early Tender Time and accepted for payment in the 2014 Notes Offer and (ii) $85 million in aggregate principal amount of 2017 Notes. Such notices specified that the Notes called for redemption will be redeemed at 100.000% of their principal amount plus accrued and unpaid interest, on June 27, 2013.

The press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01   Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description of Exhibit

99.1	News Release issued by The Bon-Ton Stores, Inc. on May 28, 2013, announcing the interim results of the Offers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 28, 2013

THE BON-TON STORES, INC.

		By:	/S/ KEITH E. PLOWMAN
Keith E. Plowman
Executive Vice President and Chief Financial Officer